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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JANUARY 2, 2002


                              THE LOEWEN GROUP INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)




      BRITISH COLUMBIA                 1-12163                   98-0121376
   ----------------------      --------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

            11TH FLOOR, ATRIA III
           2225 SHEPPARD AVENUE EAST                         M2J 5C2
           TORONTO, ONTARIO, CANADA                         ---------
      ----------------------------------------            (Postal code)
      (Address of Principal Executive Offices)


        Registrant's telephone number, including area code: 604-299-9321
                                                            ------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5. OTHER EVENTS.

         As previously reported, on June 1, 1999 (the "Petition Date"), The Loewen Group Inc. (the "Company") and each of approximately 850 United States subsidiaries, including Loewen Group International, Inc. ("LGII"), and one foreign subsidiary voluntarily filed a petition for creditor protection under Chapter 11 of the United States Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Concurrent with the Chapter 11 filing, the Company and 117 Canadian subsidiaries voluntarily filed an application for creditor protection under the Companies' Creditors Arrangement Act with the Ontario Superior Court of Justice, Toronto, Ontario, Canada (the "Canadian Court"). Subsequent to the Petition Date, five additional subsidiaries of the Company voluntarily filed petitions for creditor protection and 41 subsidiaries were voluntarily deleted.

         The Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, dated September 10, 2001, as modified (the "Plan"), was confirmed by the Bankruptcy Court on December 5, 2001 and was recognized by the Canadian Court on December 7, 2001. The Plan became effective on January 2, 2002 (the "Effective Date").

         Pursuant to the Plan, the following actions were effected on or about the Effective Date:

          o The Company, through a series of transactions, transferred to LGII, or LGII subsidiaries, all of its assets, excluding only bare legal title to its claims against the United States in the pending arbitration matter ICSID Case No. ARB (AF)/98/3 under the North American Free Trade Agreement (the "NAFTA Claims"), and transferred to a subsidiary of LGII the right to any and all proceeds from the NAFTA Claims; these transactions were structured in light of the jurisdictional and substantive requirements for the maintenance of, and were intended to preserve, the NAFTA Claims; and, as a result of these transactions, the Company no longer holds any meaningful assets; and

          o The Company's ownership of LGII was cancelled, whereupon LGII ceased to be affiliated with the Company.

As a result of these actions, LGII, which was reorganized ("Alderwoods Group"), succeeded to the business previously conducted by the Company. All of the officers and directors of the Company are expected to resign effective as of 11:59 PM (EST) on January 2, 2002.

         Holders of claims against the Company will receive distributions or such other treatment as is provided for in the Plan. Under the Plan, holders of interests in the Company will receive no distributions in respect of such interests.

         As a result of the foregoing, following the Effective Date, although the Company will have outstanding the same equity securities as were outstanding immediately prior to the Effective Date, the Company will have (i) no assets other than bare legal title to the NAFTA Claims, (ii) no right to receive any proceeds of the NAFTA Claims, (iii) no officers, directors or employees, and
(iv) no affiliation with Alderwoods Group.

         The Company does not expect to file any reports with the Securities and Exchange Commission or any Canadian securities administrator in the future because the Company will not have the financial or human resources to do so. Further, the Company believes that, because the Company will not have any operations or meaningful assets following the Effective Date, such reports would not provide any

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additional information regarding the Company and, accordingly, are not necessary for the protection of investors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired:

                  Not Applicable.

         (b)      Pro Forma Financial Information:

                  Not Applicable.

         (c)      Exhibits:

                  Not Applicable.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE LOEWEN GROUP INC.


                                        By:    /s/ BRADLEY D. STAM
                                           -------------------------------------
                                           Name:  Bradley D. Stam
                                           Title: Senior Vice President,
                                                  Legal & Asset Management


Date:  January 2, 2002